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                                                                   EXHIBIT 23.2


                   [LETTERHEAD OF DEJOY, KNAUF & BLOOD, LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report, dated January 3, 1997, on our audit of the combined financial statements of The Ide Group, P.C. and Ide Diagnostic Imaging Associates (and to all references to our Firm) included in or made a part of this registration statement.

                                        DeJoy, Knauf & Blood, LLP

Rochester, New York
  July 18, 1997.